UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2015

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32639	36-3898269
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

3 Columbus Circle, 15th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2014, TG Therapeutics, Inc. (the “Company”) received comments from the Securities and Exchange Commission (the “Commission”) to its Confidential Treatment Application filed on November 17, 2014 for its Licensing Agreement, dated September 22, 2014, with Rhizen Parmaceuticals S.A. (the “Agreement”).

The Company then received further verbal comment from the Commission and negotiated certain revisions to both the Confidential Treatment Application and as filed Agreement. Therefore, a copy of the newly redacted Agreement is being filed as Exhibit 10.1 and incorporated in this Item by reference.

Item 9.01 Financial Statements And Exhibits.

(d)	Exhibits.

10.1	Licensing Agreement by and between TG Therapeutics, Inc. and Rhizen Pharmaceuticals S A, dated September 22, 2014. Confidential Treatment Requested. Confidential portions of this document have been redacted and have separately been filed with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: January 20, 2015

	By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Licensing Agreement by and between TG Therapeutics, Inc. and Rhizen Pharmaceuticals S A, dated September 22, 2014. Confidential Treatment Requested. Confidential portions of this document have been redacted and have separately been filed with the Commission.

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